Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 31, 2016 relating to the financial statements and effectiveness of internal control over financial reporting, which appears in VimpelCom Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Amsterdam, 1 April 2016

PricewaterhouseCoopers Accountants N.V.

/s/F.P. Izeboud RA, CPA

F.P. Izeboud RA, CPA